Exhibit 10.22

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of the 8th day of February 2018, between Dallas E. Lucas (the “Executive”) and TIER REIT, Inc. (formerly known as Behringer Harvard REIT I, Inc.), a Maryland corporation (the “Company”), and Tier Operating Partnership LP (formerly known as Behringer Harvard Operating Partnership I LP), a Texas limited partnership (the “Operating Partnership” and together with the Company, the “Employers”).

WHEREAS, the Executive and the Employers entered into that certain Employment Agreement, dated May 27, 2014, as amended (the “Agreement”), pursuant to which the Executive is currently employed by the Employers; and

WHEREAS, the Executive and the Employers mutually desire to amend the Term of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Recitals. The recitals contained in this Amendment are hereby incorporated into, and made an integral part of, this Amendment. All defined terms used herein that are not otherwise defined shall have the same meaning ascribed to them in the Agreement.

2.Base Salary. The first sentence of Section 2(a) is hereby amended and restated as follows:

“(a) During the Term, the Executive’s annual base salary shall be no less than $375,000.”

3.Long-Term Incentive Awards. The second sentence of Section 2(c) is hereby amended and restated as follows:
“(c) The Executive’s target annual long-term incentive award shall be equal to at least 100% of his combined Base Salary and target annual cash incentive compensation attributable to such calendar year during the Term.”
4.Binding Effect of Amendment. This Amendment shall be binding on all successors and permitted assigns of the parties hereof.

5.Severability. The enforceability or invalidity of any provision of this Amendment shall not affect the enforceability or validity of any other provision.

6.Headings. The headings have been inserted solely as a matter of convenience to the parties and shall not affect the construction or meaning thereof.

7.Ratification. The Executive and the Employers hereby ratify and confirm their respective obligations under the Agreement, as modified by this Amendment. If any inconsistency exists or arises between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

TIER REIT, INC.

/s/ Scott W. Fordham
By: Scott W. Fordham
Its: Chief Executive Officer and President

TIER OPERATING PARTNERSHIP LP

/s/ Scott W. Fordham
By: Scott W. Fordham
Its: Chief Executive Officer and President

EXECUTIVE:

/s/ Dallas E. Lucas
Dallas E. Lucas

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